Exhibit 10.6

PRIVATE PLACEMENT UNITS PURCHASE AGREEMENT

THIS PRIVATE PLACEMENT UNITS PURCHASE AGREEMENT, dated as of [__], 2023 (as it may from time to time be amended and including all exhibits referenced herein, this “Agreement”), is entered into by and Bayview Acquisition Corp, a Cayman Islands exempted company (the “Company”), Bayview Holding LP, a Delaware limited partnership and Peace Investment Holdings Limited, a British Virgin Islands company (the “Purchasers”).

WHEREAS, the Company intends to consummate an initial public offering of the Company’s units (the “Public Offering”), each unit consisting of one share of the Company’s Ordinary Shares, par value $0.0001 per share (each, a “Share”) and one Right entitling the holder thereof to receive one-tenth of one Share. The Purchasers have agreed to purchase an aggregate of 212,500 units (or 227,500 units in the aggregate to the extent the over-allotment option in connection with the Public Offering is exercised) (the “Private Placement Units”).

NOW THEREFORE, in consideration of the mutual promises contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby, intending legally to be bound, agree as follows:

AGREEMENT

Section 1. Authorization, Purchase and Sale; Terms of the Private Placement Units.

A. Authorization of the Private Placement Units. The Company has duly authorized the issuance and sale of the Private Placement Units to the Purchaser.

B. Purchase and Sale of the Private Placement Units.

On the date of the consummation of the Public Offering or on such earlier time and date as may be mutually agreed by the Purchasers and the Company (the “IPO Closing Date”), the Company shall issue and sell to the Purchaser, and the Purchasers shall purchase from the Company, an aggregate of 212,500 Private Placement Units at a price of $10.00 per unit for an aggregate purchase price of $2,125,000 (the “Purchase Price”), which shall be paid by wire transfer of immediately available funds to the Company in accordance with the Company’s wiring instructions at least one business day prior to the IPO Closing Date. On the IPO Closing Date, the Company shall either, at its option, deliver certificates evidencing the Private Placement Units purchased by the Purchasers on such date duly registered in the Purchaser’s name to the Purchaser, or effect such delivery in book-entry form. On the date of the consummation of the closing of the over-allotment option in connection with the Public Offering or on such earlier time and date as may be mutually agreed by the Purchasers and the Company (each such date, an “Over-allotment Closing Date,” and each Over-allotment Closing Date (if any) and the IPO Closing Date being sometimes referred to herein as a “Closing Date”), the Company shall issue and sell to the Purchaser, and the Purchasers shall purchase from the Company, up to an aggregate of 227,500 Private Placement Units, in the same proportion as the amount of the over-allotment option that is exercised, at a price of $10.00 per unit for an aggregate purchase price of up to $2,275,000 (if the over-allotment option in connection with the Public Offering is exercised in full) (the “Over-allotment Purchase Price”), which shall be paid by wire transfer of immediately available funds to the Company in accordance with the Company’s wiring instructions at least one business day prior to such Over-allotment Closing Date. On the Over-allotment Closing Date, upon the payment by the Purchasers of the Over-allotment Purchase Price payable by it by wire transfer of immediately available funds to the Company, the Company shall either, at its option, deliver certificates evidencing the Private Placement Units purchased by the Purchasers on such date duly registered in the Purchaser’s name to the Purchaser, or effect such delivery in book-entry form.

C. Terms of the Private Placement Units.

At or prior to the time of the IPO Closing Date, the Company and the Purchasers shall enter into a registration rights agreement (the “Registration Rights Agreement”) pursuant to which the Company will grant certain registration rights to the Purchasers relating to the Private Placement Units and the Shares and Rights underlying the Private Placement Units.

Section 2. Representations and Warranties of the Company. As a material inducement to the Purchasers to enter into this Agreement and purchase the Private Placement Units, the Company hereby represents and warrants to the Purchasers (which representations and warranties shall survive each Closing Date) that:

A. Organization and Corporate Power. The Company is an exempted company duly organized, validly existing and in good standing under the laws of the Cayman Islands and is qualified to do business in every jurisdiction in which the failure to so qualify would reasonably be expected to have a material adverse effect on the financial condition, operating results or assets of the Company. The Company possesses all requisite corporate power and authority necessary to carry out the transactions contemplated by this Agreement.

B. Authorization; No Breach.

(i) The execution, delivery and performance of this Agreement and the Private Placement Units have been duly authorized and approved by the Company. This Agreement constitutes a valid and binding obligation of the Company, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, and other laws of general applicability relating to or affecting creditors’ rights and to general equitable principles (whether considered in a proceeding in equity or law). Upon each issuance of Private Placement Units in accordance with, and payment pursuant to, the terms of this Agreement, the Private Placement Units will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general equitable principles (whether considered in a proceeding in equity or law).

(ii) The execution and delivery by the Company of this Agreement and the Private Placement Units, the issuance and sale of the Private Placement Units, the issuance of the Shares upon exercise of the Private Placement Units and the fulfillment of, and compliance with, the respective terms hereof and thereof by the Company, do not and will not as of each Closing Date (a) conflict with or result in a breach of the terms, conditions or provisions of, (b) constitute a default under, (c) result in the creation of any lien, security interest, charge or encumbrance upon the Company’s capital stock or assets under, (d) result in a violation of, or (e) require any authorization, consent, approval, exemption, action, notice, declaration or filing, in each case, by or to any court or administrative or governmental body or agency pursuant to, the amended and restated memorandum and articles of association or the bylaws of the Company (in effect on the date hereof or as may be amended prior to completion of the contemplated Public Offering), or any material law, statute, rule or regulation to which the Company is subject, or any agreement, order, judgment or decree to which the Company is subject, except for any filings required after the date hereof under federal or state securities laws.

C. Title to Securities. Upon issuance in accordance with, and payment pursuant to, the terms hereof, the Placement Units will be duly and validly issued and the Shares and Rights issuable upon exercise of the Private Placement Units will be duly and validly issued, fully paid and nonassessable. On the date of issuance of the Placement Units, the Shares and Rights issuable upon exercise of the Placement Units shall have been reserved for issuance. Upon issuance in accordance with, and payment pursuant to, the terms hereof, the Purchasers will have good title to the Private Placement Units and the Shares and Rights issuable upon exercise of such Private Placement Units, free and clear of all liens, claims and encumbrances of any kind, other than (i) transfer restrictions hereunder and under the other agreements contemplated hereby, (ii) transfer restrictions under federal and state securities laws, and (iii) liens, claims or encumbrances imposed due to the actions of the Purchaser.

D. Governmental Consents. No permit, consent, approval, or authorization of, or declaration to or filing with, any governmental authority is required in connection with the execution, delivery and performance by the Company of this Agreement or the consummation by the Company of any other transactions contemplated hereby.

Section 3. Representations and Warranties of the Purchaser. As a material inducement to the Company to enter into this Agreement and issue and sell the Private Placement Units to the Purchaser, the Purchasers hereby, severally, and not jointly, represents and warrants to the Company (which representations and warranties shall survive each Closing Date) that:

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A. Organization and Requisite Authority. The Purchasers possess all requisite power and authority necessary to carry out the transactions contemplated by this Agreement.

B. Authorization; No Breach.

(i) The execution, delivery and performance of this Agreement have been duly authorized and approved by the Purchaser. This Agreement constitutes a valid and binding obligation of the Purchaser, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, and other laws of general applicability relating to or affecting creditors’ rights and to general equitable principles (whether considered in a proceeding in equity or law).

(ii) The execution and delivery by the Purchasers of this Agreement and the fulfillment of and compliance with the terms hereof by the Purchasers does not and shall not as of each Closing Date conflict with or result in a breach by the Purchasers of the terms, conditions or provisions of any agreement, instrument, order, judgment, or decree to which the Purchasers are subject that would materially impact its ability to perform its obligations hereunder.

C. Investment Representations.

(i) The Purchasers is acquiring the Private Placement Units and, upon exercise of the Private Placement Units, the Shares issuable upon such exercise (collectively, the “Securities”), for the Purchaser’s own account, for investment purposes only and not with a view towards, or for resale in connection with, any public sale or distribution thereof.

(ii) The Purchasers are “accredited investors” as such term is defined in Rule 501(a)(3) of Regulation D of the Securities Act of 1933, as amended (the “Securities Act”), and the Purchasers have not experienced a disqualifying event as enumerated pursuant to Rule 506(d) of Regulation D under the Securities Act.

(iii) The Purchasers understand that the Securities are being offered and will be sold to it in reliance on specific exemptions from the registration requirements of the United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Purchaser’s compliance with, the representations and warranties of the Purchasers set forth herein in order to determine the availability of such exemptions and the eligibility of the Purchasers to acquire such Securities.

(iv) The Purchasers did not decide to enter into this Agreement as a result of any general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act.

(v) The Purchasers have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities which have been requested by the Purchaser. The Purchasers have been afforded the opportunity to ask questions of the executive officers and directors of the Company. The Purchasers understand that its investment in the Securities involves a high degree of risk and it has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to the acquisition of the Securities.

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(vi) The Purchasers understand that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities by the Purchasers nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

(vii) The Purchasers understand that: (a) the Securities have not been and are not being registered under the Securities Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (1) subsequently registered thereunder or (2) sold in reliance on an exemption therefrom; and (b) except as specifically set forth in the Registration Rights Agreement, neither the Company nor any other person is under any obligation to register the Securities under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder. While the Purchasers understand that Rule 144 under the Securities Act is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company, the Purchasers understand that Rule 144 includes an exception to this prohibition if the following conditions are met: (i) the issuer of the securities that was formerly a shell company has ceased to be a shell company; (ii) the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”); (iii) the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 9 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and (iv) at least one year has elapsed from the time that the issuer filed current Form 10 type information with the U.S. Securities and Exchange Commission (the “SEC”) reflecting its status as an entity that is not a shell company.

(viii) The Purchasers have knowledge and experience in financial and business matters, understands the high degree of risk associated with investments in the securities of companies in the development stage such as the Company, is capable of evaluating the merits and risks of an investment in the Securities and is able to bear the economic risk of an investment in the Securities in the amount contemplated hereunder for an indefinite period of time. The Purchasers have adequate means of providing for its current financial needs and contingencies and will have no current or anticipated future needs for liquidity which would be jeopardized by the investment in the Securities. The Purchasers can afford a complete loss of its investment in the Securities.

Section 4. Conditions of the Purchaser’s Obligations. The obligations of the Purchasers to purchase and pay for the Private Placement Units are subject to the fulfillment, on or before each Closing Date, of each of the following conditions:

A. Representations and Warranties. The representations and warranties of the Company contained in Section 2 shall be true and correct at and as of such Closing Date as though then made.

B. Performance. The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before such Closing Date.

C. No Injunction. No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated, or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby, which prohibits the consummation of any of the transactions contemplated by this Agreement.

D. Registration Rights Agreement. The Company shall have entered into the Registration Rights Agreement, on terms satisfactory to the Purchasers.

E. Corporate Consents. The Company shall have obtained the consent of its Board of Directors authorizing the execution, delivery and performance of this Agreement and the issuance and sale of the Private Placement Units hereunder.

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Section 5. Conditions of the Company’s Obligations. The obligations of the Company to the Purchasers under this Agreement are subject to the fulfillment, on or before each Closing Date, of each of the following conditions:

A. Representations and Warranties. The representations and warranties of the Purchasers contained in Section 3 shall be true and correct at and as of such Closing Date as though then made.

B. Performance. The Purchasers shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by the Purchasers on or before such Closing Date.

C. Corporate Consents. The Company shall have obtained the consent of its Board of Directors authorizing the execution, delivery and performance of this Agreement and the issuance and sale of the Private Placement Units hereunder.

D. No Injunction. No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated, or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby, which prohibits the consummation of any of the transactions contemplated by this Agreement.

Section 6. Termination. This Agreement may be terminated at any time after December 31, 2023 upon the election by either the Company or the Purchasers upon written notice to the other party if the closing of the Public Offering does not occur prior to such date.

Section 7. Survival of Representations and Warranties. All of the representations and warranties contained herein shall survive each Closing Date.

Section 8. Definitions. Terms used but not otherwise defined in this Agreement shall have the meaning assigned to such terms in the registration statement on Form S-1, which the Company has filed with the SEC under the Securities Act.

Section 9. Miscellaneous.

A. Successors and Assigns. Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors of the parties hereto whether so expressed or not. Notwithstanding the foregoing or anything to the contrary herein, the parties may not assign this Agreement without the prior written consent of the other party hereto, other than assignments by the Purchasers to its affiliates (including, without limitation, one or more of its members).

B. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

C. Counterparts. This Agreement may be executed simultaneously in two or more counterparts, none of which need contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same agreement. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

D. Descriptive Headings; Interpretation. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a substantive part of this Agreement. The use of the word “including” in this Agreement shall be by way of example rather than by limitation.

E. Governing Law. This Agreement shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be construed in accordance with the internal laws of the State of New York.

F. Amendments. This Agreement may not be amended, modified or waived as to any particular provision, except by a written instrument executed by all parties hereto.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be effective as of the date first set forth above.

COMPANY:

BAYVIEW acquisition corp, a Cayman Islands exempted company

By:
Name:	Xin Wang
Title:	Chief Executive Officer

PURCHASER:

BAYVIEW HOLDING LP, a Delaware limited partnership

By:
Name:	Taylor Zhang
Title:	Manager